                                                       EXHIBIT 4.2







                      BP AMOCO MASTER TRUST
                   FOR EMPLOYEE SAVINGS PLANS

     (As Amended and Restated Effective as of April 6, 2000)

                          TABLE OF CONTENTS

                                                            PAGE

1. DEFINITIONS                                                 2
     1.1 Administrative Named Fiduciary                        2
     1.2 Administrative Services Agreement                     2
     1.3 Administrator                                         2
     1.4 Applicable Named Fiduciary                            2
     1.5 Business Day                                          3
     1.6 Chief Financial Officer                               3
     1.7 Code                                                  3
     1.8 Company                                               3
     1.9 Company Managed Account                               3
     1.10 Designated Officer                                   3
     1.11 Effective Date                                       3
     1.12 Employer                                             3
     1.13 ERISA                                                3
     1.14 Fiduciary                                            4
     1.15 Investment Committee or Committee                    4
     1.16 Investment Account                                   4
     1.17 Investment Fund                                      4
     1.18 Investment Manager                                   4
     1.19 Mutual Fund Window                                   4
     1.20 NAV                                                  4
     1.21 Operating Agreement                                  4
     1.22 Participant                                          4
     1.23 Plan Sponsor                                         4
     1.24 Plan or Plans                                        5
     1.25 Recordkeeper                                         5
     1.26 Senior Vice President                                5
     1.27 Trust                                                5
     1.28 Trust Fund                                           5

2. TRUST FUND                                                  5
     2.1 Receipt of Assets                                     5
     2.2 Accounting for a Plan's Undivided Interest in the Trust
          Fund                                                 6
     2.3 Engagement of Recordkeeper                            6

3. DISBURSEMENTS FROM THE TRUST FUND                           7

4. INVESTMENT FUNDS                                            8
     4.1 In General                                            8
     4.2 Participant Directed Brokerage Accounts               9
     4.3 Company Managed Accounts                             10
     4.4 Trustee Investment Responsibilities.                 10
     4.5 Investment Accounts                                  11

5. VALUATION OF TRUST FUND                                    12
     5.1 Valuation of Trust Fund                              12
     5.2 Duties of the Trustee with Respect to Valuation.     12
     5.3 Calculation of the NAV for an Investment Fund        14
     5.4 Suspension of Valuations                             14

6. POWERS OF THE TRUSTEE                                      15
     6.1 Investment Powers of the Trustee                     15
     6.2 Discretionary Administrative Powers of the Trustee   24

7. LIABILITY AND INDEMNIFICATION                              25
     7.1 Standard of Care by Trustee.                         25
     7.2 No Trustee Duty Regarding Contributions              26
     7.3 Indemnification                                      26

8. SECURITIES OR OTHER PROPERTY                               27

9. SECURITY CODES                                             28

10. TAXES AND TRUSTEE COMPENSATION                            28
     10.1 Taxes Imposed on Trust Fund                         28
     10.2 Trustee Compensation and Other Expenses             28

11. ACCOUNTS OF THE TRUSTEE                                   29

12. RELIANCE ON COMMUNICATIONS                                31

13. RESIGNATION AND REMOVAL OF TRUSTEE                        32

14. ADDITIONAL TRUSTEE                                        33

15. ACTIONS BY THE COMPANY                                    33

16. TRUST GOVERNANCE                                          34
     16.1 Authority of Applicable Named Fiduciary.            34
     16.2 Authority of Investment Committee and Chief Financial
          Officer.                                            34
     16.3 Fiduciary to Direct Trustee.                        34
     16.4 Company to Direct Trustee.                          34

17. AMENDMENT                                                 35

18. TERMINATION                                               35

19. PARTICIPATION OF OTHER EMPLOYERS                          35
     19.1 Adoption by Other Employers; Withdrawals            35
     19.2 Powers and Authorities of Other Employers to be
          Exercised Exclusively by Company                    37

20. MISCELLANEOUS                                             38
     20.1 Governing Law                                       38
     20.2 Status of Plans                                     38
     20.3 No Reversion to Employer                            39
     20.4 Non-Alienation of Benefits                          40
     20.5 Duration of Trust                                   40
     20.6 No Guarantees                                       40
     20.7 Duty to Furnish Information                         40
     20.8 Withholding                                         41
     20.9 Parties Bound                                       41
     20.10 Necessary Parties to Disputes                      41
     20.11 Unclaimed Benefit Payments                         41
     20.12 Severability                                       42
     20.13 References                                         42
     20.14 Headings                                           42
     20.15 No Liability for Acts of Predecessor and Successor
          Trustees                                            42
     20.16 Construction                                       42
     20.17 Notices.                                           43
     20.18 Counterparts                                       43

EXHIBIT A                                                     44

EXHIBIT B                                                     45

EXHIBIT C                                                     53

                      BP AMOCO MASTER TRUST
                   FOR EMPLOYEE SAVINGS PLANS

     This Agreement is effective the 6th day of April, 2000 between BP AMOCO CORPORATION, a Corporation organized under the laws of Indiana (the "Company"), and STATE STREET BANK & TRUST COMPANY, a Trust Company organized under the laws of the Commonwealth of Massachusetts (the "Trustee").

                            RECITALS:
     WHEREAS, the Company sponsors a number of savings plans qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, for the benefit of its eligible employees and the eligible employees of certain of its subsidiaries and affiliates;
     WHEREAS, effective as of November 1, 1990, the Company established the Amoco Employee Savings Plan Trust Agreement (the "Trust") to serve as a funding vehicle for one of the aforementioned savings plans;
     WHEREAS, the Trust is a U.S. domestic trust;
     WHEREAS, the Company and the Trustee now consider it desirable to amend and restate the Trust in its entirety, effective April 6, 2000;
     WHEREAS, effective as of the close of business on April 6, 2000, the Trustee is appointed Successor Trustee to a trust agreement, effective February 1, 1999 (the "BP America Trust") by and between BP America Inc. and Fidelity Management Trust Company; and
     WHEREAS, effective April 6, 2000, the BP America Trust is merged into the Trust, and the Trust is amended and restated as set forth below.

                         AGREEMENT:
     NOW, THEREFORE, IT IS HEREBY AGREED by the Company and the Trustee that, in consideration of their mutual undertakings, the Trust and the BP America Trust are hereby amended and restated in the form of this Agreement effective April 6, 2000. It is further agreed as follows:

1.   DEFINITIONS
     1.1 "Administrative Named Fiduciary" means a person or entity, who: (a) has authority to control and manage the operation and administration of the Plan or the Trust, within the meaning of Section 402(a)(1) of ERISA; (b) has discretionary authority or discretionary responsibility to administer the Plan or the Trust, within the meaning of Section 3(21)(A)(ii) of ERISA; or (c) exercises discretionary authority or discretionary control respecting management of the Plan or the Trust within the meaning of Section 3(21)(A)(i) of ERISA (other than trustee responsibilities within the meaning of Section 405(c)(3) of ERISA), and includes the Administrator and any other person
(A) named in any of the Plans or the Trust, or (B) identified by a Designated Officer to be such an Administrative Named Fiduciary.
     1.2 "Administrative Services Agreement" means an agreement with a service provider to provide services to the Plan.
     1.3 "Administrator" means the Senior Vice President, or if an Applicable Named Fiduciary has been identified with respect to the authority involved in the provision of the Plan under consideration, then reference to the Administrator in that context refers to such Applicable Named Fiduciary. References in this Trust to the Administrator will be deemed a reference to any person (other than a Fiduciary) to whom ministerial responsibilities involved in the provisions of the Plan have been delegated by the Administrator, including the Recordkeeper.
     1.4 "Applicable Named Fiduciary" means: (a) with respect to any authority, control or discretion in the operation, administration or management of the Plan or the Trust, the Administrator or the Administrative Named Fiduciary who is charged with, or who exercises responsibility for, such matter; or (b) with respect to the authority or control respecting management or disposition of the Trust Fund (including trustee responsibilities within the meaning of Section 405(c)(3) of ERISA), (1) the Investment Committee, (2) the Chief Financial
Officer but only with respect to (i) managing Plan and Trust receipts and disbursements, (ii) preparing Plan and Trust reports and returns, and (iii) managing the investment of the Managed Account pursuant to the guidelines of the Investment Committee; and (c) any other person (1) named in the Trust or (2) identified by a Designated Officer to be an Applicable Named Fiduciary with respect to specified authority or control.
     1.5 "Business Day" means a day when the New York Stock Exchange is open for business.
     1.6 "Chief Financial Officer" means the Chief Financial Officer of the Company or, upon the resignation or removal of such Chief Financial Officer, any successor officer to the Chief Financial Officer who performs substantially similar duties with respect to administration of employee benefits (whether assigned a different title by the Company or not), or, in the absence of such a successor, the person to whom such Chief Financial Officer would report.
     1.7 "Code" means the Internal Revenue Code of 1986, as amended and any regulations issued thereunder.
     1.8  "Company"  means BP Amoco Corporation.
     1.9 "Company Managed Account" means a Company Managed Account as described pursuant to Section 4.3.
     1.10 "Designated Officer" means the Senior Vice President, and any other officer of the Company, and the Group Vice President, Human Resources of BP Amoco p.l.c. and any other officer of BP Amoco p.l.c. to whom (but only to the extent specifically provided) authority to act on behalf of the Company has been granted by the Board of Directors of the Company or one of its committees.
     1.11 "Effective Date" means April 6, 2000, the date the amendment and restatement of this Trust Agreement is effective.
     1.12 "Employer" means the Company or any corporation (or other trade or business) which is a member of a controlled group of corporations of which the Company is a member as determined under Section 414(b) or (c) of the Code, and which corporation is a participating employer as of the Effective Date, or as thereafter may be changed in accordance with the provisions of
Section 19.1.
     1.13 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and any regulations issued thereunder.
     1.14 "Fiduciary" means: (a) any individual or entity which a Designated Officer identifies to be an Administrative Named Fiduciary with respect to such individual's or entity's authority to control and manage the operation and administration of the Plan; (b) any individual or entity which an Administrative Named Fiduciary, acting on behalf of the Plan, designates to be a
Fiduciary; or (c) any other individual or entity who performs a fiduciary function under the Plan as defined in Section 3(21) of ERISA.
     1.15 "Investment Committee" or "Committee" means the Investment Committee designated by the Company for the Trust, or if none, the Chief Financial Officer.
     1.16  "Investment  Account"  means an account  described  in
Section 4.5.
     1.17 "Investment Fund" means a separate account established and maintained in the Trust Fund for an investment option made available under a Plan.
     1.18 "Investment Manager" means an investment manager appointed by the Applicable Named Fiduciary to manage assets under the Plan (within the meaning of Sections 3(38) and 402(c)(3) of ERISA. If any Investment Manager has authority to invest in assets which will be held outside the jurisdiction of the district courts of the United States, it must be an entity described in 29 C.F.R. 2550.404b-1(a)(2)(ii).
     1.19 "Mutual Fund Window" means an arrangement sponsored and maintained by the Recordkeeper pursuant to an Administrative Services Agreement between the Recordkeeper and the Administrator to provide for the purchase, sale and holding as a part of the Trust Fund, of shares of investment companies registered under the Investment Company Act of 1940.
     1.20 "NAV" means the net asset value of an Investment Fund.
     1.21 "Operating Agreement" means an agreement between the Trustee, the Company and the Recordkeeper, as may be amended, pursuant to which certain Plan and Trust administrative functions and duties are governed.
     1.22 "Participant" means any individual, including an alternate payee under a "qualified domestic relations order" or a beneficiary in whose name an account is held under a Plan.
     1.23 "Plan Sponsor"  means BP Amoco Corporation.
     1.24 "Plan" or "Plans" means individually and collectively, the tax-qualified employee benefit plan or plans of the Company or the tax-qualified employee benefit plan or plans of any Employer using the trust as the funding vehicle for such plan or plans as the case may be. Each Plan which is funded through the Trust is listed in Exhibit A.
     1.25 "Recordkeeper" means the entity which provides recordkeeping and administrative services to a Plan pursuant to an Administrative Services Agreement.
     1.26 "Senior Vice President" means the Senior Vice President
- Human Resources of the Company or, upon the resignation or removal of such Senior Vice President, any successor officer to the Senior Vice President who performs substantially similar duties with respect to administration of employee benefits (whether assigned a different title by the Company or not), or, in the absence of such a successor, the General Counsel of the Company.
     1.27  "Trust"  means the BP Amoco Master Trust for  Employee
Savings Plans.
     1.28 "Trust Fund" means all Plan assets held by the Trustee in the Trust pursuant to the provisions of this Trust Agreement.

2.   TRUST FUND
     2.1 Receipt of Assets. The Trustee will receive and accept for the purposes hereof all sums of money and other property paid to it or merged into the Trust (and all related Plan liabilities, payables and receivables), by, or at the direction of the
Company, or, pursuant to Article 19 herein, by, or at the direction of, the Company or any Employer and will hold, invest, reinvest, manage, administer and distribute such monies and other property and the increments, proceeds, earnings and income thereof (and all related Plan liabilities, payables and receivables) pursuant to the terms of this Trust Agreement and for the exclusive benefit of Participants. The Trustee need not inquire into the source of any money or property transferred to it nor into the authority or right of the transferor of such money or property to transfer such money or property to the Trustee.
     2.2 Accounting for a Plan's Undivided Interest in the Trust Fund. All transfers to, withdrawals from, and other transactions regarding the Trust Fund must be conducted in such a way that the proportionate interest in the Trust Fund of each Plan and the fair market value of that interest may be determined at any time. Whenever the assets of more than one Plan are commingled in the Trust Fund or in any Investment Fund, the undivided interest therein of that Plan will be debited or credited (as the case may
be): (a) for the entire amount of every contribution received on behalf of that Plan, every benefit payment, or other expense attributable solely to that Plan, and every other transaction relating only to that Plan; and (b) for its proportionate share of every item of collected or accrued income, gain or loss, and general expense; and other transactions attributable to the Trust Fund or that Investment Fund as a whole. As of each date when the fair market value of the investments held in the Trust Fund or an Investment Fund are determined as provided for in Article 5, the Trustee will adjust the value of each Plan's interest therein to reflect the net increase or decrease in such values since the last such date. For all of the foregoing purposes, fractions of a cent may be disregarded.
     2.3   Engagement  of  Recordkeeper.  The  Administrator  has
engaged the Recordkeeper, on behalf of the Plan, to perform certain services set forth in the Administrative Services Agreement, the Operating Agreement, and including but not limited to, maintaining Participant accounts for all contributions, loans and loan repayments, rollovers, and other deposits made for the purpose of determining how such deposits are to be allocated to a Plan's investment options, for determining requirements for disbursements from or transfers among investment options in accordance with the terms of the Plan, for maintaining Participant records for the purpose of voting or tendering shares in an investment option as described in Section 4.1 herein, for distributing information about the investment options provided for under the Plan, and for distributing Participant statements at periodic intervals.

3.   DISBURSEMENTS FROM THE TRUST FUND
     Subject to the terms of the Operating Agreement, the Trustee will from time to time on the directions of the Administrator make payments out of the Trust Fund to such persons, in such manner, in such amounts and for such purposes, as may be specified by the Administrator. Such directions may require payment from the Trust assets of any administration expenses of the Plan, including expenses and obligations (i) associated with the administration and operation of the Plan and the Trust,
(ii) arising under an Administrative Services Agreement or this Trust Agreement, and (iii) arising in connection with the management and investment of Plan assets. The Administrator may direct the Trustee to reimburse the Company for any noninterest bearing amounts advanced by the Company on behalf of a Plan and the Trustee may rely that any amount directed by the Administrator to be paid as a reimbursement to the Company does not include interest.
     The Administrator is responsible for insuring that any payment directed under this Article conforms to the provisions of the Plans, this Trust Agreement, and the provisions of ERISA. Each direction of the Administrator is to be in writing (or electronically as may be permitted in the Funds Transfer Operating Agreement ("FTOP") and Operating Agreement) and will be deemed to include a certification that any payment or other distribution directed thereby is one which the Administrator is authorized to direct. Payments by the Trustee not made by the Recordkeeper as payment agent may be made by the Trustee by its check to the order of the payee. Payments or other distributions hereunder may be mailed to the payee at the address last furnished to the Trustee by the Recordkeeper or Administrator or if no such address has been so furnished, to the payee in care of the Recordkeeper. The Trustee will not incur any liability or other damage on account of any payments or other distributions made by it in accordance with a proper direction of the Administrator unless it would be unreasonable for the Trustee to not question such direction.

4.   INVESTMENT FUNDS
     4.1  In General.
          (a) The Investment Committee, from time to time, may direct the Trustee to establish one or more Investment Funds within the Trust Fund for a Plan, which may be invested in:
               (1)  shares  of  investment  companies  registered
                    under  the  Investment Company  Act  of  1940
                    through a Mutual Fund Window;
               (2)  collective  funds maintained  by  a  bank  or
                    trust company;
               (3)  securities   which   constitute   "qualifying
                    employer  securities" or "qualifying employer
                    real  property" within the meaning of Section
                    407  of  ERISA,  to  the extent  specifically
                    authorized  by a Plan and to the extent  that
                    the  Trustee (other than solely as a directed
                    trustee)  and  Investment  Manager,   or   an
                    Applicable  Named  Fiduciary,  whichever   is
                    applicable,   has   determined   that    such
                    investment is not prohibited by Sections  406
                    or 407 of ERISA;
               (4)  Participant Directed Brokerage Accounts;
               (5)  pools of insurance contracts;
               (6)  funds  managed  by  a  registered  investment
                    manager, bank or insurance company;
               (7)  accounts  managed  by  an  Applicable   Named
                    Fiduciary for the Plan; or
               (8)  other investment options available from  time
                    to  time under a Plan or such other funds  as
                    may   be   described  by  the  Company.   The
                    Investment  Funds of the Trust Agreement  are
                    described  on  Exhibit  "B",  which  may   be
                    amended.
          (b) The Trustee is not responsible for any loss of any kind which may result by reason of the manner of division of the Trust Fund into Investment Funds, or for the investment management of these accounts, except as provided for in Section 4.4 respecting a Trustee Managed Investment Account, if any. The Trustee will transfer to each such Investment Fund such portion of the assets of the Trust Fund as the Investment Committee directs. The Trustee is not responsible for any liability arising on account of its following any direction of the Investment Committee and the Trustee has no duty to review investment guidelines, objectives and restrictions established by the Investment Committee on behalf of the Plans.
          (c) All interest, dividends and other income received with respect to, and any proceeds received from the sale or other disposition of, securities or other property held in an Investment Fund is to be credited to and reinvested in such Investment Fund. All expenses of the Trust Fund which are allocable to a particular Investment Fund will be so allocated and charged. Subject to the provisions of the Plans, the Investment Committee may direct the Trustee to eliminate an Investment Fund or Funds, and the Trustee will thereupon dispose of the assets of such Investment Fund and reinvest the proceeds thereof in accordance with the directions of the Investment Committee.
     4.2 Participant Directed Brokerage Accounts. The Trustee will, if so directed by the Applicable Named Fiduciary, segregate all or a portion of the Trust Fund held by it into one or more separate investment accounts to be known as Participant Directed Brokerage Accounts. Whenever a Participant is directing the investment and reinvestment of a Participant Directed Brokerage Account, the Participant will have the powers and duties which an Investment Manager would have under this Trust Agreement if an
Investment Manager were then serving and the Trustee will be protected to the same extent as it would be protected under this Trust Agreement as to directions or the absence of directions of an Investment Manager. A Participant will be entitled to give orders directly to the broker for the purchases and sale of securities. The broker will provide confirmation of each order to the Administrator which will maintain records in such form as to satisfy reporting requirements of the Plan.
     4.3  Company Managed Accounts.
          (a) The Trustee will, if so directed in writing by the Applicable Named Fiduciary, segregate all or a portion of the Trust Fund held by it into one or more separate investment accounts to be known as Company Managed Investment Accounts. The Applicable Named Fiduciary, by written notice to the Trustee, may at any time relinquish its powers under this Section 4.3 and direct that a Company Managed Investment Account no longer be maintained. Whenever the Applicable Named Fiduciary is directing the investment and reinvestment of an Investment Account or a Company Managed Investment Account, the Applicable Named Fiduciary will have the powers and duties which an Investment Manager would have under this Trust Agreement if an Investment Manager were then serving and the Trustee will be protected to the same extent as it would be protected under this Trust Agreement as to directions or the absence of directions of an Investment Manager.
          (b) During any time when there is no Investment Manager with respect to an Investment Fund (such as before an investment management agreement takes effect or after it terminates), the Applicable Named Fiduciary shall direct the investment and reinvestment of such Investment Account.
     4.4  Trustee Investment Responsibilities.
          (a) The Trustee has no duty or responsibility to direct the investment and reinvestment of the Trust Fund, any Investment Fund or any Investment Account unless expressly agreed to in writing between the Trustee and the Applicable Named Fiduciary. In the event that the Trustee enters into such an agreement, it will have the powers and duties of an Investment Manager under this Trust Agreement with regard to such Investment Account.
          (b) Subject to such directions as the Applicable Named Fiduciary provides (which may be a standing letter of direction), the Trustee will conduct a daily cash sweep of all U.S. dollar denominated excess cash contained in the Trust (including excess cash in Investment Accounts managed by Investment Managers, until such time as the Investment Manager provides a separate cash sweep direction to the Trustee) to a State Street maintained collective investment fund for assets of employee benefit plans qualified under Section 401(a) of the Code ("State Street STIF").
     4.5  Investment Accounts.
          (a) The Applicable Named Fiduciary, from time to time and in accordance with the provisions of the Plans, may appoint one or more independent
               Investment Managers, pursuant to a written investment management agreement describing the powers and duties of the Investment Manager, to direct the investment and reinvestment of all or a portion of the Trust Fund or an Investment Fund. The Applicable Named Fiduciary will furnish the Trustee with written notice of the appointment of each Investment Manager hereunder, and of the termination of any such appointment. Such notice will specify the assets which will constitute the Investment Account of such Investment Manager. The Trustee will be fully protected in relying upon the effectiveness of such appointment and the Investment Manager's continuing satisfaction of the requirements set forth above until it receives written notice from the Applicable Named Fiduciary to the contrary. The Trustee will conclusively presume that each Investment Manager, under its investment management agreement, is entitled to act, in directing the investment and reinvestment of the Investment Account for which it is responsible, in its sole and independent discretion and without limitation, except for any limitations which from time to time the Applicable Named Fiduciary and the Trustee agree (in writing) will modify the scope of such authority.
          (b) Except as provided by ERISA or as provided in the Operating Agreement, the Trustee has no liability:
               (1) for the acts or omissions of any Investment Manager (except to the extent the Trustee itself is serving as Investment Manager); (2) for following directions, including investment directions of an Investment Manager (other than the Trustee) or the Applicable Named Fiduciary, which are given in accordance with this Trust Agreement; (3) for failing to act in the absence of Investment Manager direction (except to the extent the Trustee itself is serving as Investment Manager); or (4) for any loss of any kind which may result by reason of the manner of division of the Trust Fund or Investment Fund into Investment Accounts.

5.   VALUATION OF TRUST FUND
     5.1 Valuation of Trust Fund. The Trustee will value the Trust Fund and each Investment Fund as of the close of business at the end of each Business Day. The Trustee must determine the fair market value of assets of the Trust Fund based upon the standards described in Section 5.2.
     5.2  Duties of the Trustee with Respect to Valuation.
          (a) Values will be determined by the Trustee on the basis of the following valuation rules:
               (1)  Securities  must  be valued at  their  market
                    values  based  on information  and  financial
                    publications    of    general    circulation,
                    statistical  and valuation services,  records
                    of    security   exchanges,   appraisals   by
                    qualified persons, transactions and bona fide
                    offers in assets of the type in question  and
                    other  information customarily  used  in  the
                    valuation  of assets ("Pricing Sources"),  or
                    (i)  if  market values are not available,  or
                    (ii)   with   respect   to   Securities   the
                    underlying assets of which are not  custodied
                    by  the  Trustee,  at their  fair  values  as
                    provided  to  the Trustee by the  party  with
                    authority   to  trade  such  securities.   An
                    Investment  Manager  must  certify,  at   the
                    request  of  the Trustee, the  value  of  any
                    securities  or  other property  held  in  any
                    Investment Account managed by such Investment
                    Manager   which  for  reasons  specified   in
                    Section 5.2(a)(1)(i) or (ii) cannot be valued
                    reliably     independently,     and      such
                    certification will be regarded as a direction
                    with regard to such valuation.
               (2)  An  investment purchased and awaiting payment
                    against   delivery  will  be   included   for
                    valuation   purposes  as  a  security   held.
                    Investments  sold  but not delivered  pending
                    receipt of proceeds will be valued at the net
                    sales price.
               (3)  For purposes of valuation with respect to (1)
                    and  (2)  above, all securities and  cash  or
                    cash  equivalents will be quoted in the local
                    currency and then converted into U.S. dollars
                    using  the appropriate exchange rate obtained
                    by the Trustee.
          (b) The Trustee may rely on the prices provided by Pricing Sources, an Investment Manager or the Applicable Named Fiduciary as a certification as to value in performing any valuations or calculations required of the Trustee by this Trust Agreement, and will have no liability for any incorrect data provided to it by Pricing Sources, an Investment Manager or the Applicable Named Fiduciary except as may arise from Trustee's lack of reasonable care in selecting Pricing Sources.


     5.3  Calculation of the NAV for an Investment Fund.
          (a) The Trustee, upon the Applicable Named Fiduciary's direction, may calculate the NAV of an Investment Fund in accordance with the following rules:
               (1) The NAV of the Investment Fund will equal the value of the assets of the Investment Fund, including accrued income or other accounts receivable, less the accrued liabilities incurred by the Investment Fund.
               (2) For an investment purchased and awaiting payment against delivery the accounts payable will be adjusted to reflect the purchase price, including brokers' commissions and other expenses incurred in the purchase
                    thereof,   but  not  disbursed  as   of   the
                    valuation date.
          (b) The items carried as accrued liabilities are to be identified from time to time by the Trustee or the Administrator. The Trustee will develop procedures for determining how an identified accrued liability will impact the NAV of an Investment Fund, which determination may be approved or changed by the Administrator. At the end of each month the Trustee and the Administrator will review trust expense accruals to determine if any changes are required.
     5.4 Suspension of Valuations. Notwithstanding anything to the contrary in this Agreement, the Trustee, at the direction of the Applicable Named Fiduciary, or upon consultation and approval of the Applicable Named Fiduciary, may suspend the valuation of an Investment Fund for the whole or any part of any period when
(a) any market or exchange on which a significant portion of the investments of the Investment Fund are quoted is closed (other than for ordinary holidays) or during which dealings therein are restricted or suspended; (b) there has been a breakdown in the means of communication, or in any software and/or hardware systems, normally employed in determining the price or value of any of the investments of the Investment Fund, or of current prices on any market or exchange on which a significant portion of the investments of the Investment Fund are quoted; or (c) when for any reason the prices or values of any investments owned by the Investment Fund cannot reasonably be promptly and accurately ascertained. The Trustee will use reasonable efforts to rectify any problems affecting its ability to value assets and will begin valuations as soon as practicable after such problems are resolved.

6.   POWERS OF THE TRUSTEE
     6.1  Investment Powers of the Trustee.
          (a) The Trustee has and can exercise the following powers and authority: (i) over Investment Accounts for which it has express investment management discretion as provided in Section 4.4, (ii) upon direction of the Investment Manager of an Investment Account, (iii) upon direction of a Participant with respect to: (A) a Participant Directed Brokerage Account or (B) for voting and tendering of qualified employer securities, (iv) upon direction of the Applicable Named Fiduciary for a Company Managed Account, or (v) upon direction of the Applicable Named Fiduciary with respect to: (A) purchases and sales of interests in Investment Funds on behalf of Participants or
               (B) lending to Participants in the Plans:
               (1) To purchase, receive, or subscribe for any securities or other property and to retain in trust such securities or other property.
               (2) To acquire and hold qualifying employer securities and qualifying employer real property, as such investments are defined in
                    Section 407(d) of ERISA.
               (3) To sell for cash or on credit, to grant options, convert, redeem, exchange for other securities or other property, to enter into standby agreements for future investment, either with or without a standby fee, or otherwise to dispose of any securities or other property at any time held by it.
               (4) Upon direction from the Administrator or Applicable Named Fiduciary, to settle, compromise or submit to arbitration any claims, debts, or damages, due or owing to or from the Trust, to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings in any court of law or before any other body or tribunal.
               (5) To trade in financial options and futures, including index options and options on futures and to execute in connection therewith such account agreements and other agreements including contracts for the exchange of interest rates, or investment performance, currencies or other notional principal contracts in such form and upon such terms as the Investment Manager or the Applicable Named Fiduciary may direct.
               (6) Subject to Section 6.1(a)(7), to exercise all voting rights, tender or exchange rights, any conversion privileges, subscription rights and other rights and powers available in connection with any securities (except for securities issued by the Company or an affiliate) or other property at any time held by it; to oppose or to consent to the reorganization, consolidation, merger, or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities which may at any time be held by it and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed as necessary or advisable by the Investment Manager or Applicable Named Fiduciary in connection therewith, and to hold and retain any securities or other property which it may so acquire; and to deposit any property with any protective, reorganization or similar committee, and to pay and agree to pay part of the expenses and compensation of any such committee and any assessments levied with respect to property so deposited.
               (7) To exercise all voting or tender or exchange offer rights with respect to all qualifying employer securities held by it except that portion, if any, for which it has received voting or tender or exchange offer instructions from Participants in the Plans as provided in this paragraph. Each Participant may direct the Trustee, confidentially, how to vote or whether or not to tender or exchange the qualifying employer securities representing his proportionate interest in the assets of the Plans. The Administrator will furnish the Trustee with the name and address of each Participant and the number of shares held for the Participant's account as near as practicable to the record date fixed for the determination of Participants entitled to vote, tender or exchange, and will provide the Trustee with all other information and assistance which the Trustee may reasonably request. Shares for which the Trustee has not received timely voting or tender or exchange instructions may be voted or tendered by the Trustee in its sole discretion.
               (8) To lend to Participants in the Plans such amounts and upon such terms and conditions as the Administrator may direct. Any such direction will be deemed to include a certification by the Administrator that such lending is in accordance with the provisions of ERISA and the Plans.
               (9) To borrow money in such amounts and upon such terms and conditions as may be deemed advisable or proper by the Applicable Named Fiduciary or Investment Manager to carry out the purposes of the trust and to pledge any securities or other property for the repayment of any such loan.
               (10) To  invest all or a portion of the Trust Fund
                    in contracts issued by insurance companies, including contracts under which the insurance company holds Plan assets in a separate account or commingled separate account managed by the insurance company. The Trustee is entitled to rely upon any written directions of the Applicable Named Fiduciary or the Investment Manager under this Section 6.1, and the Trustee is not responsible for the terms of any insurance contract that it is directed to purchase and hold or for the selection of the issuer thereof or for performing any functions under such contract (other than the execution of any documents incidental thereto on the instructions of the Applicable Named Fiduciary or the Investment Manager).
               (11) To manage, administer, operate, lease for any
                    number of years, develop, improve, repair, alter, demolish, mortgage, pledge, grant options with respect to, or otherwise deal with any real property or interest therein at any time held by it, and to hold any such real property in its own name or in the name of a nominee, with or without the addition of words indicating that such property is held in a fiduciary capacity, all upon such terms and conditions as may be deemed advisable by the Investment Manager or Applicable Named Fiduciary.
               (12) To   renew,  extend  or  participate  in  the
                    renewal or extension of any mortgage, upon such terms as may be deemed advisable by the Applicable Named Fiduciary or Investment Manager, and to agree to a reduction in the rate of interest on any mortgage or of any guarantee pertaining thereto in any manner and to any extent that may be deemed advisable by the Applicable Named Fiduciary or Investment Manager for the protection of the Trust Fund or the preservation of the value of the investment; to waive any default, whether in the performance of any covenant or condition of any mortgage or in the performance of any guarantee, or to enforce any such default in such manner and to such extent as may be deemed advisable by the Applicable Named Fiduciary or Investment Manager; to exercise and enforce any and all rights of foreclosure, to bid on property on foreclosure, to take a deed in lieu of foreclosure with or without paying consideration therefor, and in connection therewith to release the obligation on the bond secured by such mortgage, and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect to any such mortgage or guarantee.
               (13) To  hold  part  or  all  of  the  Trust  Fund
                    uninvested.
               (14) To  employ suitable agents and counsel and to
                    pay  their reasonable and proper expenses and
                    compensation.
               (15) To  appoint  ancillary trustees or custodians
                    to hold any portion of the assets of the trust and to pay their reasonable expenses and compensation.
               (16) To  purchase  and sell foreign  exchange  and
                    contracts for foreign exchange, including transactions entered into with State Street Bank and Trust Company, its agents or subcustodians; provided that the price and associated expenses obtained are at least as favorable to the Trust as if such transaction was conducted with an unrelated party.
               (17) To  form corporations and to create trusts to
                    hold title to any securities or other property, all upon such terms and conditions as may be deemed advisable by the Applicable Named Fiduciary or Investment Manager.
               (18) To   register  any  securities  held  by   it
                    hereunder in its own name, in the name of its nominee, in the name of its agent, or in the name of its agent's nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity, and to hold any securities in bearer form and to deposit any securities or other property in a depository or clearing corporation.
               (19) To make, execute and deliver, as Trustee, any
                    and    all    deeds,    leases,    mortgages,
                    conveyances, waivers, releases, or other instruments in writing necessary or desirable for the accomplishment of any of the foregoing powers.
               (20) To invest at any bank, including State Street
                    Bank and Trust Company, (i) in any type of interest bearing investments (including, but not limited to savings accounts, money market accounts, certificates of deposit and repurchase agreements) and (ii) in noninterest bearing accounts (including but not limited to checking accounts); provided that the earnings rate and associated expenses obtained are at least as favorable to the Trust as if the same transaction was conducted with an unrelated party.
               (21) To  invest in collective investment funds and
                    common and group trust funds maintained by State Street Bank and Trust Company or by other banks or trust companies supervised by a federal or state agency exclusively for the investment of the assets of employee benefit plans qualified under Section 401(a) of the Code, notwithstanding that the bank or trust company is the Trustee, an Investment
                    Manager,   or  is  otherwise  a   "party   in
                    interest" as defined in Section 3(14) of ERISA. The instruments establishing such funds, as amended, are deemed a part of this Trust Agreement and incorporated by reference herein. The combining of money and other assets of this Trust with money and other assets and accounts in such fund or funds is specifically authorized. The Trustee acknowledges that it is a fiduciary with respect to any such collective investment fund which is maintained by State Street Bank and Trust Company and will maintain (through periodic buy/sell transactions) the proportions of any such State Street collective investment fund within ranges presented by the Investment Manager in standing instructions.
               (22) To   invest   in   open-end  and   closed-end
                    investment companies, regardless of the purposes for which such funds were created, including those managed, serviced or advised by the Trustee, an affiliate of the Trustee, and any partnership, limited or unlimited, joint venture and other forms of joint enterprise created for any lawful purpose.
          (b) Except as otherwise provided in this Trust Agreement, the Investment Manager of an Investment Account, or the Applicable Named Fiduciary in the case of a Company Managed Account, has the power and authority, to be exercised in its sole discretion at any time and from time to time, to issue orders for the purchase or sale of securities directly to a broker. Written notification of the issuance of each such order will be given promptly to the Trustee by the Investment Manager or the Applicable Named Fiduciary and the confirmation of each such order will be confirmed to the Trustee by the broker. Unless otherwise directed by the Applicable Named Fiduciary or Investment Manager, such notification will be authority for the Trustee to pay for securities purchased or to deliver securities sold as the case may be. Upon the direction of the Investment Manager or the Applicable Named Fiduciary, the Trustee will execute and deliver appropriate trading authorizations, but no such authorization will be deemed to increase the liability or responsibility of the Trustee under this Trust Agreement.
          (c) The Trustee will transmit promptly to the Investment Manager (or the Applicable Named Fiduciary), as the case may be, all notices of conversion, redemption, tender, exchange, subscription, class action, claim in insolvency proceedings, proxies or other rights or powers relating to any of the securities in the Trust Fund, which notices are received by the Trustee from its agents or custodians, from issuers of the securities in question and from the party (or its agents) extending such rights. The Trustee has no obligation to determine the existence of any conversion, redemption, tender, exchange, subscription, class action, claim in insolvency proceedings or other right or power relating to any of the securities in the Trust Fund of which notice was given prior to the purchase of such securities by the Trust Fund, and has no obligation to exercise any such right or power unless the Trustee is informed of the existence of the right or power.
          (d) Provided that the Trustee has promptly transmitted materials to the appropriate parties, the Trustee is not to be liable for any untimely exercise or assertion of such rights or powers described in
               Section 6.1(c) above in connection with securities or other property of the Trust Fund at any time held by it unless: (i) it or its agents or custodians are in actual possession of such securities or property, and (ii) if the Trustee is not treated as an Investment Manager for such securities, it receives directions to exercise any such rights or powers from the Applicable Named Fiduciary or the Investment Manager, as the case may be, and both (i) and (ii) occur at least one Business Day prior to the date on which such rights or powers are to be exercised with respect to securities held in the United States and three Business Days for all other securities.
          (e) If the Trustee is directed by the Applicable Named Fiduciary or an Investment Manager to purchase securities issued by any foreign government or agency thereof, or by any corporation or other entity domiciled outside of the United States: i) the Trustee shall provide market information to the Applicable Named Fiduciary or the Trust's Investment Managers consistent with industry standards for professional global custodians; ii) the Trustee will receive for and credit to the Trust Fund any money or assets, including dividends and interest, due and payable from or on account of the securities and other investments and /or assets in the Trust Fund, based upon tax status information supplied by the Administrator;
               iii) the Trustee shall, in the ordinary course of business, take all necessary administrative steps for the timely collection of interest, repayments and dividends, and for exercising or cashing in rights and warrants as instructed, obtaining new coupon or dividend sheets and effecting conversion transactions; however, the Trustee will not attempt to enforce such collections by legal process unless directed in writing to do so by the Applicable Named Fiduciary or Investment Manager, and unless arrangements are made to Trustee's reasonable satisfaction with respect to reimbursement of expenses for any such legal process; (iv) the Trustee will submit to the relevant tax authorities documents received from the Administrator with regard to the Trust's tax status and will use reasonable efforts to assist the Applicable Named Fiduciary or Investment Managers in claiming any refund or withholding of tax to which the Trust Fund has been subject. Except with respect to the foregoing activities conducted in the ordinary course of business, the Trustee will have no responsibility to determine what foreign laws or regulations (including, without limitation, any laws or regulations affecting receipt by the Trust of dividends, interest or other distributions) might apply to such securities or other investments or to the Trust.
          (f) All Investment Company Shares are to be registered in the name of the Trustee or its nominee. Investment Company Shares will be voted by the
               Recordkeeper in accordance with the terms of the Operating Agreement and Administrative Services Agreement.
     6.2  Discretionary Administrative Powers of the Trustee.
          (a) Notwithstanding the appointment of an Investment Manager, the Trustee will have the following powers and authority, to be exercised in its sole discretion, with respect to the Trust Fund:
               (1) To employ suitable agents, custodians and counsel and, subject to Section 10.2, to pay their reasonable expenses and compensation.
               (2) To register any securities held by it hereunder in its own name, in the name of its nominee, in the name of its agent, or in the name of its agent's nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity, and to hold any securities in bearer form and to deposit any securities or other property in a depository or clearing corporation.
               (3) To make, execute and deliver, as Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or desirable for the accomplishment of any of the foregoing powers.
               (4) Generally to do all ministerial acts, whether or not expressly authorized, which the Trustee may deem necessary or desirable in carrying out its duties under this Trust Agreement.
          (b) Notwithstanding anything in the Plans or this Trust Agreement to the contrary, the Trustee may not be required by the Applicable Named Fiduciary, the Administrator, Recordkeeper or any Investment Manager to engage in any action, nor make any investment which constitutes a prohibited transaction or is otherwise contrary to the provisions of ERISA or which is otherwise contrary to law or to the terms of the Plans or this Trust Agreement.

7.   LIABILITY AND INDEMNIFICATION
     7.1 Standard of Care by Trustee. The Trustee at all times will discharge its assigned duties and responsibilities under this Trust Agreement with reasonable care, and solely in the interest of Participants in the following manner:
               (1) for exclusive purpose of providing benefits to Participants and defraying reasonable expenses of administering the Plan;
               (2) to the extent it exercises discretion (as defined in "ERISA"), with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and
               (3) in accordance with the provisions of the Plan and this Trust Agreement insofar as they are consistent with the provisions of ERISA.
     7.2 No Trustee Duty Regarding Contributions. The Trustee is not under any duty to require payment of any contributions to the Trust Fund or determine that a contribution is in compliance with a Participant investment direction, or to see that any payment made to it is computed in accordance with the provisions of the Plans, or otherwise be responsible for the adequacy of the Trust Fund to meet and discharge any liabilities under the Plans. The Company is responsible for ensuring timely payment of employer contributions to the Trust Fund.
     7.3  Indemnification
          (a) Subject to subsection (b) below and to the extent permitted by applicable law, the Company will indemnify and save harmless the Trustee for and from any loss or expense (including reasonable attorneys' fees) arising:
               (1) out of an authorized action hereunder taken in good faith by the Trustee on any matter as to which this Trust Agreement provides that the Trustee is directed, protected, not liable, or not responsible
               (2) out of a Plan not qualifying as an ERISA 404(c) plan or the inability of a Participant to exercise independent control over his account within the meaning of 29 C.F.R.
                    Section 2550.404c-1, or
               (3) by reason of any breach of any statutory or other duty owed to the Plans by the Company, any Employer, the Applicable Named Fiduciary, the Administrator, the Recordkeeper or any Investment Manager or any delegate of any of them (and for the purposes of this sentence the Trustee is not to be considered to be such a delegate).
          (b) The Trustee will indemnify and save harmless the Plans, the Applicable Named Fiduciary, Investment Managers, Administrator, Company and Employers for and from any loss or expense (including reasonable attorney's fees) arising out of the Trustee's negligence, intentional misconduct, or breach of fiduciary duty.
          (c) Indemnification hereunder is contingent upon the party seeking indemnification promptly notifying the other of the claim, fully cooperating in defense of the claim, and not unilaterally settling the claim without the indemnifying party's written consent (which consent will not be unreasonably withheld).
          (d) This Section 7.3 will survive the termination of this Agreement or the resignation or removal of the Trustee for any reason.

8.   SECURITIES OR OTHER PROPERTY
     The words "securities or other property", used in this Trust Agreement, refers to any property, real or personal, or part interest therein, wherever situated, including, without limitation, governmental, corporate or personal obligations, trust and participation certificates, partnership interests, annuity or investment contracts issued by an insurance company, leaseholds, fee titles, mortgages and other interests in realty, preferred and common stocks, certificates of deposit, financial options and futures or any other form of option, evidences of indebtedness or ownership in foreign corporations or other enterprises or indebtedness of foreign governments, and any other evidences of indebtedness or ownership, including securities or other property of the Company, even though the same may not be legal investment for trustees under any law other than ERISA.

9.   SECURITY CODES
     If the Trustee has issued to the Company, or to any Investment Manager appointed by the Applicable Named Fiduciary, with the agreement of the Company or Investment Manager, as appropriate, security codes or passwords in order that the Trustee may verify that certain transmissions of information, including directions or instructions, have been originated by the Company or the Investment Manager, as the case may be, the Trustee will be kept indemnified by and be without liability to the Company for any action taken or omitted by it in reliance upon receipt by the Trustee of transmissions of information with the proper security code or password, including communications purporting to be directions or instructions, which the Trustee reasonably believes to be from the Company or Investment Manager to whom such security code has been issued. The Trustee will not accept communications without the security code.

10.  TAXES AND TRUSTEE COMPENSATION
     10.1 Taxes Imposed on Trust Fund.
          (a) The Trustee will promptly notify the Applicable Named Fiduciary in writing of any taxes that may be assessed against the Trust or Trust Fund assets. In the event that the Applicable Named Fiduciary determines that any of the taxes are not lawfully assessed, it may elect to direct the Trustee to contest such assessment at the expense of the Trust, or the Applicable Named Fiduciary may itself contest the assessment on behalf of the Trust. Upon resolution of any such contest, the Applicable Named Fiduciary will direct the Trustee to pay any required amounts from the Trust Fund, but in the absence of such direction the Trustee may pay from the Trust Fund the amount still demanded by the assessing tax authority.
          (b)  Until    advised   to   the   contrary   by    the
               Administrator, the Trustee will assume that the Trust is exempt from Federal, State and local income taxes, and will act in accordance with that assumption. The Administrator will timely file all Federal, State and local tax and information returns relating to the Plans and Trust.
     10.2 Trustee Compensation and Other Expenses.
     The Trustee is entitled to such reasonable compensation as is agreed upon by the Company and the Trustee in writing as attached hereto as Exhibit D. Such compensation and all reasonable and proper expenses of administration of the Trust which are authorized by the Company, including counsel fees incurred for the benefit of the Trust by the Trustee, may be withdrawn by the Trustee out of the Trust Fund unless paid by the Company, but such compensation and expenses will be paid by the Company if the same cannot by operation of law be withdrawn from the Trust Fund. The Company may not unreasonably withhold authorization for reasonable and proper expenses of administration of the Trust. If the Trustee has advanced cash or securities for any proper purpose under the Trust any such advances will remain a charge on the Trust Fund until so paid by the Company or withdrawn by the Trustee.

11.  ACCOUNTS OF THE TRUSTEE
          (a) The Trustee will maintain or cause to be maintained suitable records, data and information relating to its functions hereunder. The Trustee will keep accurate and detailed accounts of all investments, receipts, disbursements, and other transactions hereunder, and such other records as the Applicable Named Fiduciary may from time to time direct, as agreed to by the Trustee. Its books and records relating thereto are to be open to inspection and audit at all reasonable times by the Company or its duly authorized representatives and each Investment Manager. To the extent any audit by the Company or its authorized representatives and each Investment Manager is not commercially reasonable, the Trustee will be entitled to reasonable compensation and reimbursement of its reasonable expenses incurred in connection with such audits or inspections and such entitlement will survive the termination of this Trust Agreement.
          (b) Within 60 days after the close of each fiscal year of the Trust and at more frequent intervals if agreed to by the parties hereto, and within 60 days after the removal or resignation of the Trustee as provided hereunder, the Trustee will render to the Applicable Named Fiduciary a written statement and account showing in reasonable summary the investments, receipts, disbursements, and other transactions engaged in during the preceding fiscal year or period, and setting forth the assets and liabilities of the Trust. Accounts maintained by the Applicable Named Fiduciary or Recordkeeper, such as the Mutual Fund Window or Participant Directed Brokerage Accounts, may be incorporated into Trustee reports. Unless the Applicable Named Fiduciary files with the Trustee written exceptions or objections to any such statement and account within 6 months after receipt thereof and except as otherwise required or provided by applicable law, the Applicable Named Fiduciary will be deemed to have approved such statement and account, to the extent permitted by law, and in such case or upon written approval by the Applicable Named Fiduciary of any such statement and account, the Trustee will be released and discharged with respect to all matters and things embraced in such statement and account as though it had been settled by a decree of a court of competent jurisdiction in an action or proceeding in which the Company, all other necessary parties and all persons having any beneficial interest in the Trust Fund were parties.
          (c) The Applicable Named Fiduciary will direct the accounts of the Trust to be audited at least annually and upon resignation or removal of the
               Trustee, such audits to be conducted by the Company's internal auditors or by an independent qualified public accountant selected by the Applicable Named Fiduciary in its discretion. The Company will furnish a copy of each such audit report to the Trustee.
          (d) The Applicable Named Fiduciary, the Administrator, each Investment Manager, and the Trustee must file such descriptions and reports and make such other publications, disclosures, registrations and other filings as are required of them respectively by ERISA or in accordance with applicable Federal, state or local law. The Trustee and the Company must timely provide such information as the other may reasonably request to make these filings.
          (e) Nothing contained in this Trust Agreement or in the Plans deprives the Trustee of the right to have a judicial settlement of its account. In any proceeding for a judicial settlement of the Trustee's accounts or for instructions in connection with the Trust, the only necessary party thereto in addition to the Trustee is the Company, and no participant or other person having or claiming any interest in the Trust Fund is entitled to any notice or service of process
               (except as required by law). Any judgment, decision or award entered in any such proceeding or action will be conclusive upon all interested persons.

12.  RELIANCE ON COMMUNICATIONS
          (a) The Trustee may rely upon a certification of the Applicable Named Fiduciary (or its delegate), the Administrator or the Recordkeeper with respect to any instruction, direction or approval of such party and may rely upon a certification of the Company as to the membership of the Board, Committee or the identity of an Applicable Named Fiduciary as they then exist, and may continue to rely upon such certification until a subsequent certification is filed with the Trustee.
          (b) The Trustee is fully protected in acting upon any instrument, certificate, or paper of the Company, its Board of Directors, the Administrator (or any member of the Board or Committee) and Applicable Named Fiduciary or the Recordkeeper, believed by it to be genuine and to be signed or presented by any authorized person, and the Trustee is under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as fully authorized by the Company, the Board, Committee, Applicable Named Fiduciary or the Recordkeeper, if applicable, as the case may be.
          (c) The Trustee will be further protected in relying upon a certification from any Investment Manager appointed by the Applicable Named Fiduciary as to the person or persons authorized to give instructions or directions on behalf of such Investment Manager and may continue to rely upon such certification until a subsequent certification is filed with Trustee.

13.  RESIGNATION AND REMOVAL OF TRUSTEE
     Any Trustee acting hereunder may resign at any time by giving 90 days prior written notice to the Applicable Named
Fiduciary, which notice may be waived by the Applicable Named Fiduciary. The Applicable Named Fiduciary may remove the Trustee at any time upon 30 days prior written notice to the Trustee, which notice may be waived by the Trustee. In case of the resignation or removal of the Trustee, the Applicable Named Fiduciary must appoint a successor trustee. Any successor trustee will have the same powers and duties as those conferred upon the Trustee named in this Trust Agreement. The removal of a Trustee and the appointment of a new Trustee will be by a written instrument delivered to the Trustee. Upon the appointment of a successor trustee, the resigning or removed Trustee must transfer or deliver the Trust Fund to such successor trustee.

14.  ADDITIONAL TRUSTEE
     The Applicable Named Fiduciary reserves the right at any time and from time to time to appoint an additional trustee or trustees, with such powers and duties, consistent with the Plans, as the Applicable Named Fiduciary may determine. In the event of such an appointment or appointments, the Trustee, upon direction of the Applicable Named Fiduciary, will assign, transfer and pay over to any such additional trustee the portion of the Trust Fund determined by the Applicable Named Fiduciary to be held by the Trustee for particular Participants designated by the Applicable Named Fiduciary, and the Trustee will thereafter act as Trustee hereunder and under the Plan only in respect to those Participants' accounts allocated to the Trustee by the Applicable Named Fiduciary. The Trustee will receive and hold as a part of the Trust Fund such cash and other property as may, from time to time, be delivered to it by any such additional trustee.

15.  ACTIONS BY THE COMPANY
     Whenever the Company has authority to take action under this Trust in a settlor capacity, the following person (or persons) has the authority to act on behalf of the Company:
          (a) the following action(s) may be taken by resolution of the Company's Board of Directors or its delegate: (i) amending and terminating this Trust, or (ii) all other actions which could be taken by or on behalf of the Company; and
          (b) for all other actions which could be taken by or on behalf of the Company under this Trust, other than the designation of members of the Investment Committee, a Designated Officer.

16.  TRUST GOVERNANCE
     16.1 Authority of Applicable Named Fiduciary. Each Applicable Named Fiduciary has such authority and control or discretion with respect to this Trust as is described in this Trust. The Administrator, as an Applicable Named Fiduciary, has the authority to execute Administrative Services Agreements which are binding on this Trust to the extent that the Administrator has the authority under this Trust, and subject to applicable law, to direct the Trustee to pay from the Trust assets to the Recordkeeper payments in satisfaction of obligations and expenses incurred by this Trust under such Administrative Services Agreements, and all of the rights and benefits under all Administrative Services Agreements inure to this Trust, without limitation.
     16.2 Authority of Investment Committee and Chief Financial Officer. The Investment Committee and Chief Financial Officer have the authority and discretion to manage and control the Trust assets as provided to each in this Trust.
     16.3 Fiduciary to Direct Trustee. Each Applicable Named Fiduciary, the Investment Committee and Chief Financial Officer, on their own behalf and on behalf of the Plan or this Trust with respect to which the person is a Fiduciary, is to furnish the
Trustee the name of each person upon whose statement of the decision or direction of such Fiduciary the Trustee is authorized to rely. Until notified of a change in the identity of such person or persons, the Trustee may act upon the assumption that there has been no change.
     16.4 Company to Direct Trustee. The Company is to furnish the Trustee the name of each person upon whose statement of the decision or direction of the Company the Trustee is authorized to rely. Until notified of a change in the identity of such person or persons, the Trustee may act upon the assumption that there has been no change. With respect to each Plan, the Company will notify the Trustee in writing as to the identity of such Plan's Administrator, and any other Applicable Named Fiduciary with respect to such Plan and the scope of authority of each whenever the term "Applicable Named Fiduciary" is used in this Trust, and the Trustee may rely on such notification.

17.  AMENDMENT
     This Trust Agreement may be amended by agreement between the Trustee and the Company at any time or from time to time and in any manner, and the provisions of any such amendment may be applicable to the Trust Fund as constituted at the time of the amendment as well as to the part of the Trust Fund subsequently acquired.

18.  TERMINATION
     This Trust Agreement and the trust created hereby may be terminated at any time by the Company, and upon such termination or upon the dissolution or liquidation of the Company, in the event that a successor to the Company by operation of law or by the acquisition of its business interests does not elect to continue the Plans and the trust, the Trust Fund will be paid out by the Trustee when directed by the Administrator. Notwithstanding the foregoing, the Trustee is not required to pay out any assets of the Trust Fund upon termination of the Trust until the Trustee has received written certification from the Administrator that all provisions of law with respect to such termination have been complied with. The Trustee must rely conclusively on such written certification, and is under no obligation to investigate or otherwise determine its propriety.

19.  PARTICIPATION OF OTHER EMPLOYERS
     19.1 Adoption by Other Employers; Withdrawals.
          (a) The Trust is maintained by the Company for use as the funding vehicle for the Plans which it maintains for various groups of employees and for use as the funding vehicle for the Plans of any Employer.
               (1)  Any  Employer  designated by the  Company  as
                    being  authorized and as having adopted  this
                    Trust  with  the consent of the Administrator
                    as  a  funding vehicle for its own Plans may,
                    at  any  time thereafter, become a  party  to
                    this Trust Agreement; and
               (2)  Any  Employer which is a party to this  Trust
                    Agreement which has adopted one or more other
                    Plans  and  as being authorized to  use  this
                    Trust  as  the funding medium for such  other
                    Plan  or  Plans may, at any time  thereafter,
                    use this Trust for the purposes of such other
                    Plan  or  Plans  with  the  consent  of   the
                    Administrator.
          (b) Thereafter, the Trustee will receive and hold as a part of the Trust Fund, subject to the provisions of this Trust Agreement, any deposits made to it under such Plans by or at the direction of such Employer. Should this paragraph become operative:
               (1)  In the event of the withdrawal of a Plan from
                    the trust or in the event of the Company's or
                    an  Employer's  election to terminate  or  to
                    fund  separately the benefits provided  under
                    any  of  its Plans, the Company will cause  a
                    valuation  to  be made of the  share  of  the
                    Trust  Fund which is held for the benefit  of
                    persons having an interest therein under such
                    Plans.  The Trustee will thereupon  segregate
                    and  dispose of such share in accordance with
                    the written directions of the Company.
               (2)  If the Administrator or any Employer receives
                    notice  that one or more of its Plans  is  no
                    longer  qualified  under  the  provisions  of
                    Section  401 of the Code or the corresponding
                    provisions of any future Federal revenue act,
                    the  Administrator will immediately  cause  a
                    valuation  to  be made of the  share  of  the
                    Trust  Fund which is held for the benefit  of
                    such  persons having an interest  under  such
                    disqualified Plan or Plans. The Trustee  will
                    thereupon segregate, withdraw from the  Trust
                    Fund, and dispose of such share in accordance
                    with  the terms of the disqualified  Plan  or
                    Plans.  The  Administrator  may  direct   the
                    Trustee  to  dispose of  such  share  by  the
                    transfer and delivery of such share to itself
                    as trustee of a separate trust, the terms and
                    conditions  of  which will be identical  with
                    those  of  this Trust Agreement, except  that
                    either    the   Company   or   the   Employer
                    maintaining such disqualified Plan  or  Plans
                    and  the  Trustee  will be the  only  parties
                    thereto.
               (3)  In  the  event  that any group  of  employees
                    covered  by  a  Plan is withdrawn  from  such
                    Plan, the Administrator will, if required  by
                    the terms of such Plan, cause a valuation  to
                    be  made of the share of the Trust Fund which
                    is  held  for  the benefit of such  group  of
                    employees.   The   Trustee   will   thereupon
                    segregate  and  dispose  of  such  share   in
                    accordance   with   the  direction   of   the
                    Administrator     accompanied     by      its
                    certification  to  the  Trustee   that   such
                    segregation and disposition is in  accordance
                    with   the  terms  of  such  Plan   and   the
                    requirements of the law.
          (c) The Trustee will have no duty to see that the valuation of any share in accordance with the provisions of this Section 19.1 is caused to be made by the Administrator, nor to segregate and dispose of any such share in the absence of the written direction of the Administrator to do so.
     19.2 Powers and Authorities of Other Employers to be Exercised Exclusively by Company. Each Employer, other than the Company, which is, or becomes a party to this Trust Agreement, hereby irrevocably gives and grants to the Company full and exclusive power and authority to exercise all of the powers conferred upon it by the terms of this Trust Agreement and to take or refrain from taking any and all action which such Employer might otherwise take or refrain from taking with respect to this Trust Agreement, including the sole and exclusive power to exercise, enforce or waive any rights whatsoever which such Employer might otherwise have with respect to the Trust Fund, and each such Employer, by becoming a party to this Trust Agreement, irrevocably appoints the Company its agent for such purposes. The Trustee will have no obligation to account to any such Employer or to follow the instructions of or otherwise deal with any such Employer, the intention being that the Trustee will deal solely with the Company as if the Trustee and the Company were the only parties in this Trust Agreement.

20.  MISCELLANEOUS
     20.1 Governing Law. To the extent not inconsistent with ERISA, as heretofore or hereafter amended, the provisions of this Trust Agreement are governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. The Company hereby submits to the jurisdiction of the State and Federal Courts located in the Commonwealth of Massachusetts including any appellate courts thereof.
     20.2 Status of Plans. The Company is responsible for verifying that while any assets of a Plan are held in the Trust Fund, the Plan:
          (a)  is  "qualified" with the meaning of Section 401(a)
               of  the  Code and, as a defined contribution  plan
               either (A) the Plan provides that each Participant
               is  a  "named fiduciary" (as described in  Section
               402(a)(2) of the provisions of ERISA) who is  duly
               authorized  under  the Plan to provide  investment
               direction  to the Administrator, acting  as  agent
               for   such  Participant,  for  conveyance  to  the
               Trustee, or (B) the Plan is duly qualified  as  an
               "ERISA Section 404(c) Plan" described in 29 C.F.R.
               Section 2550.404c under which each Participant  is
               authorized to provide investment direction to  the
               Administrator,   acting   as   agent   for    such
               Participant, for conveyance to the Trustee;
          (b)  is   permitted  by  the  United  States   Treasury
               Department to pool its funds in a group trust;
          (c)  permits its assets to be commingled for investment
               purposes  with the assets of other such  plans  by
               investing  such assets in this Trust Fund  whether
               or  not  its  assets will in fact  be  held  in  a
               separate investment fund; and
          (d)  does   not   prohibit   the   Administrator   from
               appointing the Recordkeeper to perform services as
               described   herein,   and   provides   that    the
               Administrator  is  the fiduciary  responsible  for
               carrying out Participant investment directions.
     20.3 No Reversion to Employer. Except as provided herein, no portion of the principal or the income of the Trust Fund can revert to or be recoverable by the Company or any Employer or ever be used for or diverted to any purpose other than for the exclusive benefit of participants in the Plans and persons claiming under or through them pursuant to the Plans, provided, however, that:
          (a)  all   contributions  are  conditioned   upon   the
               deductibility  of the contributions under  Section
               404(a)  of the Code, and, to the extent determined
               to   be  nondeductible,  the  Trustee  will,  upon
               written  request  of the affected Company,  return
               such  amount  as may be permitted by law  to  such
               Company,  as appropriate, within 1 year after  the
               determination of nondeductibility or  within  such
               other  period  as is permitted by applicable  law;
               and
          (b)  if  a  contribution or any portion thereof is made
               by  the  Company by a mistake of fact, the Trustee
               will,  upon written request of the Company, return
               such  amounts as may be permitted by  law  to  the
               Company, as appropriate, within one year after the
               date  of  payment to the Trustee  or  within  such
               other  period  as is permitted by applicable  law;
               and
          (c)  if   a   contribution  is  conditioned  upon   the
               qualification  of  the  Plans  and   Trust   under
               Sections   401   and   501  of   the   Code,   the
               contributions of the Company to the Trust for  all
               Plans  years,  with the gains and losses  thereon,
               will be returned by the Trustee to the Company, as
               appropriate, within 1 year in the event  that  the
               Commissioner  of Internal Revenue  fails  to  rule
               that  the  Plans and Trust were as  of  such  date
               qualified  and tax-exempt (within the  meaning  of
               Sections 401 and 501 of the Code); and
          (d)  in  the event that a Plan whose assets are held in
               the  Trust Fund is terminated, assets of such Plan
               may  be  returned  to  the Employer  if  all  Plan
               liabilities  to participants and beneficiaries  of
               such Plan have been satisfied; and
          (e)  assets  may  be  returned to the Employer  to  the
               extent that the law permits such transfer.
     The Trustee is under no obligation to return any part of the Trust Fund as provided in this Section 20.3 until the Trustee has received a written certification from the Administrator that such return is in compliance with this Section 20.3, the Plans and the requirements of applicable law. The Trustee may rely conclusively on such written certification and will be under no obligation to investigate or otherwise determine its propriety.
     20.4 Non-Alienation of Benefits. Except as provided as pursuant to a Qualified Domestic Relations Order under Section 414(p), no benefit to which a Participant is or may become entitled under a Plan will at any time be subject in any manner to alienation or encumbrance, nor be resorted to, appropriated or seized in any proceeding at law, in equity or otherwise. No Participant or other person entitled to receive a benefit under a Plan will, except as specifically provided in such Plan, have power in any manner to transfer, assign, alienate or in any way encumber such benefit under such Plan, or any part thereof, and any attempt to do so will be void.
     20.5 Duration of Trust. Unless sooner terminated, the trust created under this Trust Agreement will continue for the maximum period of time which the laws of the Commonwealth of Massachusetts shall permit.
     20.6 No Guarantees. Neither the Company, nor any Employer, nor the Trustee guarantees the Trust Fund from loss or depreciation, nor the payment of any amount which may become due to any person under the Plans or this Trust Agreement.
     20.7 Duty to Furnish Information. Both the Company and the Trustee will furnish to the other any documents, reports, returns, statements, or other information that the other reasonably deems necessary to perform its duties imposed under the Plans or this Trust Agreement or otherwise imposed by law.
     20.8 Withholding. The Administrator will withhold any tax which by law is required to be withheld from any payment under the Plans, unless the Trustee has agreed in writing to do so. The Administrator will provide all information reasonably requested by the Trustee to enable the Trustee to so withhold.
     20.9 Parties Bound. This Trust Agreement is binding upon the parties hereto, all participants in the Plans and persons claiming under or through them pursuant to the Plans, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.
     In the event of the merger or consolidation of the Company or any Employer or other circumstances whereby a successor person, firm or company continues to carry on all or a substantial part of its business, and such successor will elect to carry on the provisions of the Plan or Plans applicable to such business, as therein provided, such successor will be substituted hereunder for the Company or such Employer, as the case may be, upon the filing in writing of its election so to do with the Trustee. The Trustee may, but need not, rely on the certification of an officer of the Company, and a certified copy of a resolution of the Board of Directors of such successor, reciting the facts, circumstances and consummation of such succession and the election of such successor to continue the said Plan or Plans as conclusive evidence thereof, without requiring any additional evidence.
     20.10 Necessary Parties to Disputes. Necessary parties to any accounting, litigation or other proceedings include only the Trustee, the Administrator and the Company and any appropriate Employers and the settlement or judgment in any such case in which the Company, the Administrator, the appropriate Employers and the Trustee are duly served or cited will be binding upon all participants in the Plans and their beneficiaries and estates, and upon all persons claiming by, through or under them.
     20.11 Unclaimed Benefit Payments. If any check or share certificate in payment of a benefit hereunder which has been mailed by regular US mail to the last address of the payee furnished the Trustee by the Administrator is returned unclaimed, the Trustee will notify the Administrator and will discontinue further payments to such payee until it receives the further instruction of the Administrator.
     20.12 Severability. If any provisions of this Trust Agreement are held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of this Trust Agreement will continue to be fully effective.
     20.13 References. Unless the context clearly indicates to the contrary, a reference to a statute, regulation, document or provision will be construed as referring to any subsequently enacted, adopted or executed counterpart.
     20.14 Headings. Headings and subheadings in this Trust Agreement are inserted for convenience of reference only and are not to be considered in the construction of its provisions.
     20.15 No Liability for Acts of Predecessor and Successor Trustees. The Trustee has no liability for the acts or omissions of any predecessors or successors in office.
     20.16     Construction.
          (a)  General.   Unless the contrary is plainly required
               by the context, wherever any words are used herein
               in the masculine gender, they will be construed as
               though they were also used in the feminine gender,
               and vice versa; wherever any words are used herein
               in  the  singular form, they will be construed  as
               though they were also used in the plural form, and
               vice  versa;  and  wherever  the  words  "herein,"
               "hereof," "hereunder," and words of similar import
               are  used, they will be construed to refer to  the
               Trust  in its entirety and not only to the portion
               of the Trust in which they appear.
          (b)  Other Agreements. Certain aspects of the relations
               between  the  Recordkeeper, the  Company  and  the
               Trustee  are governed by the Operating  Agreement.
               In  the case of any conflict between the Operating
               Agreement and the Trust Agreement, with respect to
               matters  specifically  covered  by  the  Operating
               Agreement   the   provisions  of   the   Operating
               Agreement  will control.  The provisions  of  this
               Trust Agreement will govern interpretation of  any
               matters  not specifically covered by the Operating
               Agreement.
     20.17 Notices. Notices to the parties must be in writing to the current "Designated Representative" identified on the contact list referenced in the Operating Agreement.
     20.18 Counterparts. This Trust Agreement may be executed in one or more counterparts, each of which constitute an original.


     IN  WITNESS  WHEREOF, the parties hereto  have  caused  this instrument to be executed by their duly authorized officers as of the day and year first above written.



                            BP AMOCO CORPORATION

                            BY:
                            TITLE:

                            STATE STREET BANK AND TRUST COMPANY

                            BY:
                            TITLE:

                            EXHIBIT A



Plans participating in the Trust as of April 6, 2000:



BP Amoco Employee Savings Plan

BP Amoco Partnership Savings Plan

BP Amoco DirectSave Plan

BP America Savings and Investment Plan

                            EXHIBIT B

                        Investment Funds

                     CORE INVESTMENT OPTIONS

Short-Term
     Money Market Fund

Bond
     Bond Index Fund
     Bond Index Fund - Long Duration
     Bond Index Fund - Short Duration
     Income Fund (Frozen)
     U.S. Savings Bonds (Frozen)

Hybrid
     Balanced Index Fund - Aggressive
     Balanced Index Fund - Conservative
     Balanced Index Fund - Moderate

Large Cap
     Equity Index Fund
     Equity Index Fund - Growth
     Equity Index Fund - Value

Mid Cap
     Mid-Cap Equity Index Fund

Small Cap
     Small-Cap Equity Index Fund
     Small-Cap Equity Index Fund - Growth
     Small-Cap Equity Index Fund - Value

International
     International Equity Index Fund
     International Equity Index Fund - Europe
     International Equity Index Fund - Far East

Company Stock
     BP Amoco Stock Fund

              MUTUAL FUND WINDOW INVESTMENT OPTIONS
Short-Term
     Fidelity Retirement Money Market Portfolio

Bond Funds
     Intermediate-Term Government
          Fidelity Government Income Fund
          Strong Government Securities Fund
          T. Rowe Price U.S. Treasury Intermediate Bond Fund
          USAA GNMA Trust

     Long-Term Government
          PIMCO Long-Term U.S. Government Fund

     Short-Term Bond
          Harbor Short Duration Fund
          Fidelity Institutional Short-Intermediate Government Fund PIMCO Low Duration Fund

     Intermediate-Term Bond
          Dodge & Cox Income Fund
          Fidelity Investment Grade Bond Fund
          Harbor Bond Fund
          INVESCO Select Income Fund
          MAS Fixed Income Portfolio
          PIMCO Total Return Fund
          PIMCO Total Return Fund III

     Long-Term Bond
          USAA Income Fund

     Multi-Sector Bond
          Dreyfus Core Bond Fund
          Janus Flexible Income Fund
          T. Rowe Price Spectrum Income Fund

     High Yield Bond
          Fidelity Capital & Income Fund
          Fidelity High Income Fund
          INVESCO High Yield Fund
          MAS High Yield Portfolio
          PIMCO High Yield Fund

     Convertible Bond
          Fidelity Convertible Securities Fund

     Emerging Markets Bond
          Fidelity New Markets Income Fund

     International Bond
          Payden & Rygel Global Fixed Income Fund
          PIMCO Foreign Bond Fund

Hybrid Funds
     Domestic Hybrid
          Calvert Social Investment Fund Balanced Portfolio
          Columbia Balanced Fund, Inc.
          Dreyfus Founders Balanced Fund F
          Dreyfus Premier Balanced Fund
          Fidelity Balanced Fund
          Fidelity Puritanr Fund
          INVESCO Total Return Fund
          Janus Balanced Fund
          MAS Balanced Portfolio
          Vanguard Asset Allocation Fund
          Vanguard Wellesley Income Fund
          Vanguard Wellington Fund

Large Cap U.S. Stock Funds
     Large Cap Value
          American Century Equity Growth Fund
          American Century Income & Growth Fund
          American Mutual Fund
          Clipper Fund
          Dreyfus Aggressive Value Fund
          Fidelity Equity-Income Fund
          Fidelity Equity-Income II Fund
          Fundamental Investors
          INVESCO Value Equity Fund
          Investment Company of America
          Legg Mason Value Trust, Inc.
          MAS Equity Portfolio
          T. Rowe Price Equity Income Fund, Inc.
          Vanguard Equity Income Fund
          Vanguard Growth and Income Fund
          Vanguard Windsor Fund
          Vanguard Windsor II Fund
          Warburg Pincus Value Fund
          Washington Mutual Investors Fund

     Large Cap Blend
          AIM Blue Chip Fund
          Domini Social Equity Fund
          Dreyfus Appreciation Fund, Inc.
          Dreyfus Disciplined Stock Fund
          Fidelity Blue Chip Growth Fund
          Fidelity Disciplined Equity Fund
          Fidelity Dividend Growth Fund
          Fidelity Fiftysm
          Fidelity Fund
          Fidelity TechnoQuantr Growth Fund
          INVESCO Equity Income Fund
          Morgan Stanley Dean Witter Institutional Fund, Inc. -
            Equity Growth Portfolio Class A
          PIMCO StocksPLUS Fund
          T. Rowe Price Blue Chip Growth Fund
          T. Rowe Price Dividend Growth Fund
          T. Rowe Price Growth Stock Fund
          USAA Growth Fund
          Vanguard PRIMECAP Fund
          Warburg Pincus Capital Appreciation Fund

     Large Cap Growth
          Alger Capital Appreciation Retirement Portfolio
          Columbia Growth Fund
          Dreyfus Founders Growth Fund F
          Dreyfus Premier Third Century Fund, Inc.
          Dreyfus Premier Worldwide Growth Fund, Inc.
          Fidelity Growth Company Fund
          Fidelity Large Cap Stock Fund
          Fidelity Retirement Growth Fund
          Harbor Capital Appreciation Fund
          INVESCO Blue Chip Growth Fund
          Janus Fund
          Janus Growth and Income Fund
          Janus Twenty Fund
          Merrill Lynch Fundamental Growth Fund, Inc.
          Papp America - Abroad Fund
          Putnam Investors Fund A
          Scudder Large Company Growth Fund
          Strong Total Return Fund, Inc.
          Vanguard U.S. Growth Fund

Medium Cap U.S. Stock Funds
     Medium Cap Value
          American Century Equity Income Fund
          American Century Value Fund
          Fidelity Value Fund
          Strong Opportunity Fund
          Strong Schafer Value Fund
          T. Rowe Price Value Fund

     Medium Cap Blend
          Ariel Appreciation Fund
          Fidelity Capital Appreciation Fund
          Fidelity Trend Fund
          Legg Mason Special Investment Trust, Inc.
          Montgomery Select 50 Fundr
          Neuberger Berman Socially Responsive Trust

     Medium Cap Growth
          Alger MidCap Growth Retirement Portfolio
          Alger Small Cap Retirement Portfolio
          Baron Asset Fund
          Fidelity Aggressive Growth Fund
          Fidelity Export and Multinational Fund
          Fidelity Mid-Cap Stock Fund
          Fidelity OTC Portfolio
          INVESCO Dynamics Fund
          MAS Mid Cap Growth Portfolio
          Strong Growth Fund
          T. Rowe Price Mid-Cap Growth Fund
          Warburg Pincus Emerging Growth Fund

Small Cap U.S. Stock Funds
     Small Cap Value
          Franklin Balance Sheet Investment Fund Class A
          PIMCO Small-Cap Value Fund
          Warburg Pincus Small Company Value Fund

     Small Cap Blend
          Acorn Fund
          Fidelity Small Cap Selector
          MAS Small Cap Value Portfolio
          Neuberger Berman Genesis Trust
          PIMCO Micro-Cap Growth Fund
          T. Rowe Price Small-Cap Stock Fund

     Small Cap Growth
          Baron Growth Fund
          Delaware Trend Fund
          Dreyfus Founders Discovery Fund F
          Franklin Small Cap Growth Fund-A
          INVESCO Small Company Growth Fund
          Managers Special Equity Fund
          Morgan Stanley Dean Witter Institutional Fund, Inc. -
          Small Company Growth     Portfolio Class B

Specialty U.S. Stock Funds
     Specialty-Health Care
          INVESCO Health Sciences Fund
          T. Rowe Price Health Sciences

     Specialty-Real Estate
          Cohen & Steers Realty Shares
          Fidelity Real Estate Investment Portfolio

     Specialty Technology
          Morgan Stanley Dean Witter Institutional Fund, Inc. -
          Technology Portfolio
               Class A
          PBGH Technology & Communications Fund
          PIMCO Innovation Institutional Fund

     Specialty-Utilities
          Fidelity Utilities Fund
          INVESCO Utilities Fund

International Stock Funds
     Foreign Stock
          American Century International Growth Fund
          Deutsche International Equity Fund
          Fidelity Aggressive International Fund*
          Fidelity Diversified International Fund
          Fidelity International Growth & Income Fund
          Fidelity Overseas Fund
          GAM International Fund A
          J.P. Morgan Institutional International Equity Fund
          Lazard International Equity Portfolio
          Managers International Equity Fund
          Putnam International Growth Fund A
          Templeton Foreign Fund A
          Warburg Pincus International Equity Fund

     Europe Stock
          Fidelity Europe Capital Appreciation Fund
          Fidelity Europe Fund
          INVESCO European Fund
          Merrill Lynch EuroFund
          Putnam Europe Growth Fund A
          T. Rowe Price European Stock Fund

     International Hybrid
          AIM Global Growth & Income Fund
          Fidelity Global Balanced Fund

     Latin America Stock
          Fidelity Latin America Fund
          Scudder Latin America Fund
          T. Rowe Price Latin America Fund

     Diversified Pacific Asia Stock
          Fidelity Pacific Basin Fund
          Fidelity Southeast Asia Fund
          Merrill Lynch Pacific Fund, Inc.
          Putnam Asia Pacific Growth Fund A

     Japan Stock
          Fidelity Japan Fund

     Diversified Emerging Markets Stock
          Fidelity Emerging Markets Fund
          Lazard Emerging Markets Portfolio
          Templeton Developing Markets Trust A
          Templeton Institutional Funds, Inc. - Emerging Markets Series

     World Stock
          Capital World Growth and Income Fund
          Janus Worldwide Fund
          Mutual Discovery Fund Class A
          New Perspective Fund
          Putnam Global Growth Fund A
          Templeton Growth Fund, Inc. A
          Templeton World Fund A

Hybrid Asset Allocation Funds
     Fidelity Freedom Incomer Fund
     Fidelity Fredome 2000r Fund
     Fidelity Freedom 2010r Fund
     Fidelity Freedom 2020r Fund
     Fidelity Freedom 2030r Fund

                            EXHIBIT C

                          Trustee Fees

I.  TRUSTEE/CUSTODIAN CHARGES

     .50 Basis Points on the month end Net Asset Value


II.  PORTFOLIO ACCOUNTING

Core Fund Portfolios:            $  7,500 per portfolio/year

AE01 - BP Amoco Stock Fund       AE19 - Equity Index Fund --Value

AE02 - Money Market Fund         AE20 - Small-Cap Equity Index Fund -- Value

AE04 - U.S. Savings Bonds        AE21 - Small-Cap Equity Index Fund -- Growth

AE10 - Equity Index Fund         AE22 - International Equity Index Fund --
                                            Europe

AE11 - Bond Index Fund           AE23 - International Equity Index Fund --
                                            Far East

AE12 - Balanced Index Fund - Moderate   AE24 - Bond Index Fund -- Short Duration

AE13 - Mid-Cap Equity Index Fund        AE25 - Bond Index Fund -- Long Duration

AE14 - International Equity Index Fund  AE26 - Balanced Index Fund --
                                                  Conservative

AE16 - Small-Cap Equity Index Fund      AE27 - Balanced Index Fund -- Aggressive

AE18 - Equity Index Fund -- Growth      AE28 - Income Fund

Participant Directed Window Portfolios: $45,000 per portfolio/year

AE33-BP Amoco Employee Savings Plan     AE35-BP Amoco DirectSave Plan
AE34-BP Amoco Partnership Savings Plan  AE38-BP America SIP

Stable Value Fund Portfolios:    $  5,000 per portfolio/year

AE29 - PIMCO                     AE32 - J.P. Morgan
AE30 - Loomis                    AE39 - BP Amoco
AE31 - Dwight

Loan Fund: (AE17)                $  5,000 per portfolio/year

Cash Fund: (AE06, AE36)          $  5,000 per portfolio/year

III.  PORTFOLIO ACTIVITY

$15 per Depository Trade (DTC, FED, PTC)
$15 per Physical Trade
$15 per Time Deposit

III.  OTHER FEES

Short Term Investment Fund
An administrative/management fee of 18 basis points will be netted out of the yield. This fee applies to any of the above portfolios that invest in STIF.

Plan Accounting
$1000 per plan annually for each investment option

Out-of-pockets
     Out-of-pockets such as courier, telex, registration and communications charges are borne by the client.

4/5/00
_______________________________
* Formerly known as Fidelity International Value Fund